FIRST AMENDMENT TO
CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (this “Amendment”) is made and entered into as of this 22nd day of February, 2011 by and between General Cannabis, Inc. (f/k/a LC Luxuries Limited), a Nevada corporation (the “Company”) and Douglas Francis, an individual (the “Consultant”).

RECITALS

WHEREAS, the Company and the Consultant are parties to that certain Consulting Agreement dated as of November 19, 2010 (the “Original Agreement”);

WHEREAS, both the Company and the Consultant desire to amend the terms of the Original Agreement to extend the date that a payment is due from the Company to Consultant.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.           Paragraph 2 of the Original Agreement is amended and restated in its entirety as follows:

“2.           TERM OF AGREEMENT

This Agreement shall be in full force and effect as of the date hereof through and including that period which ends three (3) full years after the date of this Agreement.  The Company and the Consultant shall each have the right to terminate this Agreement in the event of the bankruptcy, insolvency, or assignment for the benefit of creditors of the other party, in the event the other party fails to comply with the terms of this Agreement, or on thirty (30) days written notice.”

2.           Paragraph 3(a) of the Original Agreement is amended and restated in its entirety as follows:

“3.          COMPENSATION TO CONSULTANT

a.
Upon consummation of the Transaction, the Company shall pay to Consultant a cash fee equal (i) Fifty Thousand Dollars ($50,000) within thirty (30) days, plus (ii) One Million Eight Hundred Thousand Dollars ($1,800,000), payable one-half on June 30, 2012, and one-half on January 10, 2013.”

3.           Other than as set forth herein, the terms and conditions of Original Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Company”	“Consultant”

General Cannabis, Inc.,
a Nevada corporation

/s/ James Pakulis	/s/ Douglas Francis
By: James Pakulis	By: Douglas Francis
Its: CEO

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